Exhibit 99.1

            Sabre Holdings Announces Special Meeting of Stockholders

     SOUTHLAKE, Texas--(BUSINESS WIRE)--Feb. 13, 2007--Sabre Holdings Corporation (NYSE:TSG) today announced that it has scheduled a special meeting of stockholders to vote on the previously announced proposed acquisition of the company by affiliates of Silver Lake Partners and Texas Pacific Group.

     Sabre Holdings stockholders of record at the close of regular trading on the New York Stock Exchange on Tuesday, February 20, 2007, will be entitled to notice of the meeting and to vote on the proposal. The meeting will be held on Friday, March 23, 2007, 10 a.m. CDT, at the Dupree Theater, Irving Arts Center, 3333 North MacArthur Blvd, Irving, Texas 75062.

     About Sabre Holdings

     Sabre Holdings connects people with the world's greatest travel possibilities by retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations, government agencies and travel suppliers through its companies: Travelocity, Sabre Travel Network and Sabre Airline Solutions. Headquartered in Southlake, Texas, the company has approximately 9,000 employees in 45 countries. Full-Year 2006 revenues totaled $2.8 billion. Sabre Holdings, an S&P 500 company, is traded on the NYSE under the symbol TSG. More information is available at http://www.sabre-holdings.com.

     About the Merger

     In connection with the proposed merger of Sabre Holdings Corporation ("Sabre Holdings") with affiliates of Texas Pacific Group and Silver Lake Partners, Sabre Holdings filed a preliminary proxy statement with the Securities and Exchange Commission on January 16, 2007. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PRELIMINARY PROXY STATEMENT, AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THE PRELIMINARY PROXY STATEMENT CONTAINS, AND THE DEFINITIVE PROXY STATEMENT WILL CONTAIN, IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when available) and other documents filed by Sabre Holdings at the Securities and Exchange Commission's Web site at http://www.sec.gov. The preliminary proxy statement and the definitive proxy statement (when available) and such other documents may also be obtained for free by directing such requests to the Sabre Holdings investor relations department at 866-722-7347, or on the company's website at www.sabre-holdings.com/investor.


     CONTACT: Sabre Holdings
              Media Contact:
              Michael Berman, 682-605-2397
              michael.berman@sabre-holdings.com
              or
              Investor Relations Contact:
              Karen Fugate, 682-605-2343
              karen.fugate@sabre-holdings.com